EXHIBIT 23

Consent of Independent Registered Public Accounting Firm

The Board of Directors
Pulse Electronics Corporation:

We consent to the incorporation by reference in the registration statements (Nos. 033-35334, 033-63203, 333-55751, 333-94073, 333-64068, 333-64060, 333-130013, 333-160522, 333-180107, 333-182131 and 333-178542) on Form S-8 of Pulse Electronics Corporation of our reports dated March 13, 2013, with respect to the consolidated balance sheets of Pulse Electronics Corporation and subsidiaries as of December 28, 2012 and December 30, 2011, and the related consolidated statements of operations, comprehensive loss, cash flows, and changes in shareholders' (deficit) equity for each of the years in the three-year period ended December 28, 2012, and the related financial statement schedule, and the effectiveness of internal control over financial reporting as of December 28, 2012, which reports appear in the December 28, 2012 annual report on Form 10-K of Pulse Electronics Corporation.

/s/ KPMG LLP

San Diego, California
March 13, 2013